Exhibit 10.4

Twin Hospitality Group Inc.

2025 Incentive Compensation Plan

Form of Stock Option Agreement

for

[ Optionee ]

1. Grant of Option. Twin Hospitality Group Inc., a Delaware corporation (the “Company”), hereby grants, as of [                     ], 202[    ] (the “Grant Date”), to [                      ] (the “Optionee”), an option (the “Option”) to purchase up to [                     ] shares (the “Shares”) of Class A Common Stock, par value $0.0001 per share, of the Company, at an exercise price per share equal to $[          ] (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option is being granted pursuant to the Twin Hospitality Group Inc. 2025 Incentive Compensation Plan, as may be amended from time to time (the “Plan”), which is incorporated herein for all purposes. The Option is an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Vesting. (a) Except as otherwise provided in Section 6 or Section 9 hereof, or in the Plan, the Option shall vest ratably in three (3) equal installments on each annual anniversary of the Grant Date (each, a “Vesting Date”).

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s Continuous Service for any reason, any unvested portion of the Option shall terminate and be null and void.

(b) Notwithstanding anything to the contrary herein or in the Plan, in no event shall any portion of the Option be exercisable later than the 10th anniversary of the Grant Date.

4. Method of Exercise. The vested portion of the Option shall be exercisable in whole or in part in accordance with the vesting provisions set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Corporate Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price, and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such exercise and such issuance shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option, and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares sufficient to pay the Exercise Price and any applicable income or employment taxes; (d) to the extent permitted by the Committee, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option; or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6. Termination of Option.

(a) General. Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)	three (3) months after the date on which the Optionee’s Continuous Service is terminated, other than by reason of (A) by the Company or a Related Entity for Cause, (B) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) the death of the Optionee;

(ii)	immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;

(iii)	12 months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(iv)	12 months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee; or

(v)	10th anniversary of the Grant Date.

(b) Cancellation. To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (A) the liquidation or dissolution of the Company, or (B) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive or the Shares are exchanged for or converted into securities issued by another entity, or an affiliate of such successor or acquiring entity, unless the successor or acquiring entity, or an affiliate thereof, assumes the Option or substitutes an equivalent option or right pursuant to Section 9(c) of the Plan, and (ii) the Committee in its sole discretion may, by written notice (a “cancellation notice”), cancel, effective upon the consummation of any transaction that constitutes a Change in Control, the Option (or portion thereof) that remains unexercised on such date. Except in the event that the Board or the Committee determines to cancel and cash out the Options in connection with a Change in Control, the Committee shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

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7. Transferability. Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

9. Acceleration of Exercisability of Option.

(a) Acceleration Upon Certain Terminations or Cancellations of Option. The Option shall become immediately fully vested and exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, (i) the Option is terminated pursuant to Section 6(b)(i) hereof, or (ii) the Company exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b)(ii) hereof.

(b) Acceleration Upon Change in Control. The Option shall become immediately fully vested and exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, there is a “Change in Control”, as defined in Section 8(b) of the Plan.

10. No Right to Continued Employment. Neither the Option nor this Stock Option Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11. Governing Law. This Stock Option Agreement shall be governed by and in accordance with the internal laws of the State of Delaware.

12. Interpretation / Provisions of Plan Control. This Stock Option Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Stock Option Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Stock Option Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Stock Option Agreement.

13. Notices. Any notice under this Stock Option Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Corporate Secretary at 5151 Belt Line Road, Suite 1200, Dallas, Texas 75254, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

14. Incentive Stock Option Treatment. The terms of the Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualifies as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan or this Stock Option Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option. If and to the extent that the number of Options granted pursuant to this Stock Option Agreement exceeds the limitations contained in Section 422 of the Code on the value of Shares with respect to which the Option may qualify as an Incentive Stock Option, the Option shall be a Non-Qualified Stock Option.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement as of the Grant Date.

COMPANY:

Twin Hospitality Group Inc.

By:
Name:	Joseph Hummel
Title:	Chief Executive Officer

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Stock Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts the Option subject to all of the terms and provisions of the Plan and this Stock Option Agreement. The Option further represents that he or she has had an opportunity to obtain the advice of his or her personal accountant(s), tax advisor(s), and/or counsel in connection with and prior to executing this Stock Option Agreement.

Agreed and Accepted:

OPTIONEE:

By:
[Optionee ]